UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of TheSecurities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 19, 2013

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Infrax Systems, Inc. 3637 Fourth Street North. Suite 330 St. Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

727-498-8514

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events

Infrax Systems, Inc., a global provider of unified Smart Grid-related products and services for the Energy and Utility industries, announced today the following;

Lockwood’s (final) dividend record date is tomorrow March 19th, 2013. The dividend rate will be 1 (one) share of Lockwood for every 3 (three) shares of Infrax Systems. The actual “distribution date” of the dividend will be announced when Lockwood Technology gets clearance from SEC and FINRA. Although we use the “record date” to determine the shareholder’s rights for dividend, if shareholders sell their shares prior to the actual “distribution date”, they will not be eligible for the dividend. Shareholders must hold their Infrax shares till the “distribution date” to qualify for the dividend of Lockwood Technology. Based on the current outstanding shares of Lockwood Technology, our internal valuation matrix, outstanding & current RFQs, sales pipeline and current public company multiples, we estimate a successful opening price for the IPO. We will update our shareholders as to the timing of the IPO.

We had a new development on the current Lockwood Technology lawsuit. We have added Sovereign Bank to the list of defendants. Sovereign Bank is a wholly owned subsidiary of the Spanish Santander Group. Based in Boston, Massachusetts, the bank has more than $77 billion in assets, operates 723 retail banking offices. Lockwood is requesting in excess of $16,086,768 in triple damages under RICO.

On March 18, 2013, Collier County Circuit Court of Florida declined the Plaintiff’s request to dismiss Infrax’s counterclaims against the Plaintiff. We will continue our efforts to win the case and dismiss all claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  March 19, 2013